UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2012

MEDIFAST, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2012, Jason Pharmaceuticals, Inc., (the “Company”), a subsidiary of Medifast, Inc. signed a proposed consent decree with the Federal Trade Commission (“FTC”), resolving the FTC’s investigation of certain statements in the Company’s advertising for its weight-loss programs. The new agreement will replace a previous consent order entered into by the Company and the FTC in 1992. The FTC expressed concern that some of the Company’s advertising contained claims which were not compatible with current standards for substantiation. Pursuant to the consent decree, the Company has agreed to modify certain advertising claims in this regard and has agreed to ensure that its clinical studies meet the protocol contained in the proposed consent agreement. The Company will pay a civil penalty in the amount of $3.7 million, without conceding any wrongdoing or liability, to resolve the FTC’s concerns and avoid protracted legal proceedings. The proposed consent agreement must be accepted by the FTC and submitted for approval to a federal district court before it becomes effective.

Item 7.01 Regulation FD Disclosure.

On July 26, 2012, the Company issued a press release announcing the proposed consent agreement set forth in Item 1.01 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this report:

99.1 Press Release dated July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.
Dated: July 26, 2012

/s/ Brendan N. Connors
Brendan N. Connors
Chief Financial Officer

Exhibit Index

99.1 Press Release dated July 26, 2012